UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 15, 2014

FUTUREWORLD ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	000-1273988	81-0562883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

FutureWorld Energy, Inc. 3637 4th Street North, 330 Saint Petersburg, Florida		33704
(Address of principal executive offices)		(Zip Code)

(239) 324-0000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01. Other Events

FutureWorld announces today that on April 5th, the Company has come to an agreement with its CEO, Mr. Sam Talari, to transfer 20% of his personal equity interest in Verecis Corp (Lockwood technology Nevada) to FutureWorld for $1 in a stock purchase agreement. Since the nature of the transaction is a non-arms-length, both the Company and Mr. Talari sought it proper to value the equity transfer as such. Also the agreed plan would minimize dilution on behalf of the shareholders since there would be no issuance of stock for this transaction. This plan was initiated and authorized by our CEO for the benefit of the Company and all its shareholders. The transaction was closed on Thursday April 10th, 2014.

With the above equity agreement, HempTech will also sign a licensing (teaming Agreement) agreement with Verecis Corp for the use of its technology in regards to CannaTRAK and any future joint development projects regardless of the equity interest. Verecis Corp is a subsidiary of Infrax Systems.

The equity interest will allow HempTech and Verecis Corporation to further develop CannaTRAK® product line for the legal medical marijuana and the industrial hemp markets. Verecis has been a pioneer in Enterprise Asset Management industry for the Fortune 500 for more than a decade. Seed to sale control and effective tracking has become a choke point in the growth of the legal medical marijuana industry. HempTech, together with Verecis, will mitigate and alleviate this considerable concern for current States and any future States allowing the creation of the legal medical marijuana industry. Compliance and governance will be the big drivers in adoption and growth of the medical marijuana industry nationwide and globally. Without a proper compliance and governance framework, legal medical marijuana may encounter considerable roadblocks for mass acceptance and adoption.

http://www.hemptechcorp.com

The FutureWorld Energy Facebook Page (https://www.facebook.com/futureworldenergy)

The FutureWorld Energy Twitter Feed (https://twitter.com/ futureworldinc)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FutureWorld Energy, Inc.

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated:  April 15, 2014